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                          REGISTRATION RIGHTS AGREEMENT

    Registration Rights Agreement (this "Agreement") dated as of June 30, 1999, by and among REGISTER.COM, INC., a Delaware corporation (the "Company"), and DAN
B. LEVINE, a natural person ("DBL"), PETER A. FORMAN, a natural person ("PAF"), RICHARD D. FORMAN, a natural person ("RDF"), CAPITAL EXPRESS, L.L.C., a New Jersey limited liability company ("CapEx"), INTERNET WEB BUILDERS, L.L.C., a New Jersey limited liability company ("IWB"), PALISADE PRIVATE PARTNERSHIP L.P., a Delaware limited partnership ("PPP"), STAPLES, INC., a Delaware corporation ("Staples"), and the Persons named as purchasers (the "Investors") of the Company's Series A Convertible Preferred Stock pursuant to the Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement").

                                    PREAMBLE

    WHEREAS, the Company and DBL, PAF, RDF, CapEx, IWB, PPP and Staples (collectively, the "Existing Stockholders") are parties to a Shareholders' Agreement, dated as of January 5, 1998, as amended (the "Shareholders Agreement") and desire to amend and restate the Shareholders' Agreement and amend and restate in this Agreement the obligations with respect to the registration rights set forth in Section 9 of the Shareholders' Agreement, which amendment and restatement shall for all purposes subsume, supersede and replace the registration rights set forth in the Shareholders' Agreement.

    WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement; and

    WHEREAS, the execution and delivery of this Agreement is a condition to closing under the Purchase Agreement.

    NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Existing Stockholders and the Investors agree as follows:

1.  Definitions

    As used in this Agreement, the following capitalized terms shall have the following meanings:

    CapEx Investors: CapEx and each other Person, other than the Company or an affiliate of the Company, who (i) at any time acquires any Registrable Securities directly or indirectly from CapEx in a transaction or chain of transactions not involving a public offering within the meaning of the Securities Act and (ii) was assigned, by the CapEx Investor from whom such

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Registrable Securities were acquired, the registration rights of the CapEx
Investor hereunder with respect to such Registrable Securities, together with the successors and assigns, heirs and personal representatives of each of the foregoing, in each case for so long as any such Person continues to hold Registrable Securities; provided, however, that no such other Person shall constitute a CapEx Investor unless each Person to whom any such transfer is made shall, contemporaneously with such transfer and by written instrument, become a party to, and a "Stockholder" under, and accept and adopt the terms and provisions of, this Agreement.

    Common Stock: Common Stock of the Company, par value $ 0.001 per share as constituted on the date hereof, and any capital stock into which such Common Stock may hereafter be changed, and such term shall also include (unless the context clearly indicates otherwise) (i) capital stock of the Company of any other class or series (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class or series of capital stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation or any affiliate thereof which are issued or may be issuable to any Stockholders in the circumstances contemplated by Section 13(k).

    Convertible Preferred Stock: Series A Convertible Preferred Stock of the Company, par value $0.001 per share.

    Demand Registration: See Section 3(a) hereof.

    DPR Investors: DBL, PAF, RDF and each other Person, other than the Company or an affiliate of the Company, who (i) at any time acquires any Registrable Securities directly or indirectly from any of DBL, PAF or RDF in a transaction or chain of transactions not involving a public offering within the meaning of the Securities Act and (ii) was assigned, by the DPR Investor from whom such Registrable Securities were acquired, the registration rights of the DPR Investor hereunder with respect to such Registrable Securities, together with the successors and assigns, heirs and personal representatives of each of the foregoing, in each case for so long as any such Person continues to hold Registrable Securities; provided, however, that no such other Person shall constitute a DPR Investor unless each Person to whom any such transfer is made shall, contemporaneously with such transfer and by written instrument, become a party to, and a "Stockholder" under, and accept and adopt the terms and provisions of, this Agreement.

    Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

    Exchangeable Preferred Stock: Exchangeable Preferred Stock of the Company, par value $0.001 per share.

    Indemnified Holder: See Section 8(a) hereof.

    Initial Public Offering: The initial underwritten sale of equity securities by the Company pursuant to an effective registration statement under the Securities Act.

    IWB Investors: IWB and each other Person, other than the Company or an affiliate of the Company, who (i) at any time acquires any Registrable Securities directly or indirectly from IWB in a transaction or chain of transactions not involving a public offering within the meaning of the


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Securities Act and (ii) was assigned, by the IWB Investor from whom such
Registrable Securities were acquired, the registration rights of the IWB Investor hereunder with respect to such Registrable Securities, together with the successors and assigns, heirs and personal representatives of each of the foregoing, in each case for so long as any such Person continues to hold Registrable Securities; provided, however, that no such other Person shall constitute a IWB Investor unless each Person to whom any such transfer is made shall, contemporaneously with such transfer and by written instrument, become a party to, and a "Stockholder" under, and accept and adopt the terms and provisions of, this Agreement.

    NASD: National Association of Securities Dealers, Inc.

    Person: An individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, or a government or agency or political subdivision thereof of whatever nature.

    PPP Investors: PPP and each other Person, other than the Company or an affiliate of the Company, who (i) at any time acquires any Registrable Securities directly or indirectly from PPP in a transaction or chain of transactions not involving a public offering within the meaning of the Securities Act and (ii) was assigned, by the PPP Investor from whom such Registrable Securities were acquired, the registration rights of the PPP Investor hereunder with respect to such Registrable Securities, together with the successors and assigns, heirs and personal representatives of each of the foregoing, in each case for so long as any such Person continues to hold Registrable Securities; provided, however, that no such other Person shall constitute a PPP Investor unless each Person to whom any such transfer is made shall, contemporaneously with such transfer and by written instrument, become a party to, and a "Stockholder" under, and accept and adopt the terms and provisions of, this Agreement.

    Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments to the Registration Statement of which such prospectus is a part and all material incorporated by reference in such prospectus.

    Registration Expenses: See Section 7(a)(9) hereof.

    Registrable Securities: Any and all shares of Common Stock which (i) at any time and from time to time are issued or issuable upon exercise, in whole or in part, of any Right owned by any of DBL, PAF, RDF, CapEx, IWB, PPP and Staples on the date of this Agreement, (ii) are owned by any of DBL, PAF, RDF, CapEx, IWB, PPP and Staples on the date of this Agreement, (iii) at any time and from time to time are issued or issuable upon exercise, in whole or in part, of the conversion of the Convertible Preferred Stock or the exercise of the warrants acquired by the Investors pursuant to the Purchase Agreement, (iv) or are issued or are issuable to the holders of any Registrable Securities or would be issued or issuable upon the exercise of any Rights referred to in clauses (i) or (iii) of this sentence by reason of the declaration or payment of a dividend or other distribution or any stock split issued to the holders of Registrable Securities, or (v) are issued or issuable pursuant to a stock dividend, stock split or other


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distribution with respect to Common Stock, or issued to any of them in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that any Registrable Security shall cease to be a Registrable Security if (a) a registration statement under the Securities Act covering such Registrable Security shall have been declared effective by the Commission and such Registrable Security shall have been disposed of pursuant to such registration statement, (b) such Registrable Security shall have been sold in a transaction which satisfies the requirements of paragraph (f) of Rule 144 under the Securities Act (as such paragraph is in effect on the Issue Date) and, if such transaction is a "brokers' transaction" referred to in such paragraph of Rule 144, also satisfies the requirements of paragraph (g) of Rule 144 under the Securities Act (as such paragraph is in effect on the Issue Date), or (c) such Registrable Security is no longer held by a Stockholder.

    Registration Statement: Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

    Rights: Any options, warrants, convertible or exchangeable securities or other rights, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class or series, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.

    Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the SEC.

    SEC: The Securities and Exchange Commission.

    Series A Investors: The Investors and each other Person, other than the Company or an affiliate of the Company, who (i) at any time acquires any Registrable Securities directly or indirectly from the Investors in a transaction or chain of transactions not involving a public offering within the meaning of the Securities Act and (ii) was assigned, by the Series A Investor from whom such Registrable Securities were acquired, the registration rights of the Series A Investor hereunder with respect to such Registrable Securities, together with the successors and assigns, heirs and personal representatives of each of the foregoing, in each case for so long as any such Person continues to hold Registrable Securities; provided, however, that no such other Person shall constitute a Series A Investor unless each Person to whom any such transfer is made shall, contemporaneously with such transfer and by written instrument, become a party to, and a "Stockholder" under, and accept and adopt the terms and provisions of, this Agreement.

    Staples Investors: Staples and each other Person, other than the Company or an affiliate of the Company, who (i) at any time acquires any Registrable Securities directly or indirectly from Staples in a transaction or chain of transactions not involving a public offering within the meaning of the Securities Act and (ii) was assigned, by the Staples Investor from whom such Registrable Securities were acquired, the registration rights of the Staples


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Investor hereunder with respect to such Registrable Securities, together with the successors and assigns, heirs and personal representatives of each of the foregoing, in each case for so long as any such Person continues to hold Registrable Securities; provided, however, that no such other Person shall constitute a Staples Investor unless each Person to whom any such transfer is made shall, contemporaneously with such transfer and by written instrument, become a party to, and a "Stockholder" under, and accept and adopt the terms and provisions of, this Agreement.

    Stockholder: Each Person who is a DPR Investor, a CapEx Investor, or a IWB Investor, each of PPP, Staples and the Investors and each other Person, other than the Company or an affiliate of the Company, who (i) at any time acquires any Registrable Securities directly or indirectly from such Stockholder in a transaction or chain of transactions not involving a public offering within the meaning of the Securities Act and (ii) was assigned, by such Person from whom such Registrable Securities were acquired, the registration rights of such Stockholder hereunder with respect to such Registrable Securities, together with the successors and assigns, heirs and personal representatives of each of the foregoing, in each case for so long as any such Stockholder continues to hold Registrable Securities; provided, however, that no such other Person shall constitute a Stockholder unless each Person to whom any such transfer is made shall, contemporaneously with such transfer and by written instrument, become a party to, and a "Stockholder" under, and accept and adopt the terms and provisions of, this Agreement.

2.  Securities Subject to this Agreement

    (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

    (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities or has the Right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

3.  Demand Registration

    (a) Request for Registration by Certain Holders of Registrable Securities.
(i) If the Company has not effected an Initial Public Offering prior to or on June 30, 2004, and after June 30, 2004 the Company receives from the holders representing at least forty percent (40%) of the Registrable Securities then held by the DPR Investors, the CapEx Investors, the IWB Investors, the Staples Investors, the PPP Investors or the Series A Investors, in the aggregate, a written request that the Company effect a registration or qualification of such Registrable Securities, and (ii) at any time during the period commencing six months following the effective date of the registration statement in respect of the Initial Public Offering of securities of the Company (or any successor entity to the Company through merger, reorganization, exchange, transfer or otherwise), the Company receives from the holder(s) representing a majority of the Registrable Securities then held by the DPR Investors, the CapEx Investors, the IWB Investors, the Staples Investors, the PPP Investors or the Series A Investors, as the case may be, a written request that the Company effect a registration or qualification of such Registrable Securities (each right under clause (i) and (ii) of this Section 3(a), a "Demand Registration"), the Company will:


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        (1) promptly give written notice of the proposed registration or qualification to all other holders of Registrable Securities held by the DPR Investors, the CapEx Investors, the IWB Investors, the Staples Investors, the PPP Investors or the Series A Investors, as the case may be, which holders may request in writing within 20 days after receipt of such notice that Registrable Securities held by them be included in such Demand Registration, and the number of Registrable Securities requested to be so included shall be deemed a part of such Demand Registration; and

        (2) as soon as practicable, use commercially reasonable efforts to effect such registration or qualification in the manner provided in this Agreement as may be so requested and as is reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Registrable Securities as is specified in such request; provided that the Company will not be obligated to effect more than (x) one (1) Demand Registration pursuant to a request under clause (i) of this Section 3(a), and
(y) one (1) Demand Registration for each of the DPR Investors, the CapEx Investors, the IWB Investors, the Staples Investors, the PPP Investors and the Series A Investors pursuant to a request under clause (ii)of this Section 3(a).

    Notwithstanding anything to the contrary contained in this Agreement, the Company will have no obligation to effect a Demand Registration if the number of shares of the Company a holder or holders of Registrable Securities have requested to be registered could be sold by them pursuant to Rule 144 of the Securities Act in any three-month period without registration in compliance with Rule 144 of the Securities Act.

    (b) Effective Registration and Expenses. A registration of Registrable Securities will not count as a Demand Registration until it has become effective and has remained effective for 180 days or until all of the Registrable Securities included therein have been sold, if earlier. The Company will pay all Registration Expenses (as hereinafter defined) in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

    (c) Priority on Demand Registrations. If the holder or holders of a majority in number of the Registrable Securities to be registered in a Demand Registration under this Section 3 so elect, the offering of such Registered Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the holders in writing that in its or their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of securities that can be sold in such offering without an adverse affect on such offering, then the Company will include in such registration the maximum amount of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such adverse effect. Subject to the advice of the managing underwriter or underwriters concerning the size, composition and pricing of the offering, the Company will include Registrable Securities or other Common Stock in such registration in accordance with the following priorities: (i) first, pro rata among all holders of Registrable Securities who have requested to be included in such registration pursuant to Section 3(a) (i.e., a demand registration right) hereof, in proportion to the number of shares each such holder requested to be included in the offering; and (ii) second, pro rata among all holders of


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Registrable Securities who have requested to be included in such registration pursuant to Section 4 hereof, in proportion to the number of shares each such holder requested to be included in the offering; and (iii) third, the Common Stock of other holders of Common Stock of the Company who have requested to be included in such registration pursuant to piggy-back registration provisions of other registration rights agreements, and any additional shares of Common Stock proposed to be issued or sold for the account of the Company, all in accordance with the applicable agreements between the Company and such other holders.

    (d) Selection of Underwriters. If any Demand Registration is to be in the form of an underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the stockholders exercising demand registration rights under
Section 3(a); provided that such investment bankers and managers must be reasonably satisfactory to the Company.

    (e) Restrictions on Demand Registrations. Notwithstanding the foregoing provisions, (i) the Company shall not be obligated to effect any registration if such registration would require an audit of the Company's financial statements for a period as of a date other than its fiscal year end unless the holders of Registrable Securities requesting such registration agree to bear responsibility for the expenses of such an audit; (ii) the Company may defer the filing of a Registration Statement hereunder or delay the processing and effectiveness thereof for a period of up to 90 days based on the good faith judgment of the Board of Directors of the Company, that such delay is needed to avoid premature disclosure of a matter the Board has determined should not, in the best interests of the Company, and otherwise need not, be currently disclosed including, without limitation, that a material acquisition or disposition by the Company is being negotiated or has been publicly announced or that such registration statement would have a material adverse effect on the Company; provided, that the Company shall be entitled to exercise such deferment only once during any twelve month period; and (iii) the Company shall not be obligated to effect a Demand Registration within 180 days after the effective date of any previous underwritten registration of Common Stock, whether or not made pursuant to this Section. If applicable, the Company shall furnish to the holder or holders of Registrable Securities requesting a Registration Statement pursuant to this Section 3 a certificate signed by the President of the Company stating the Company has deferred the filing of a registration statement pursuant to clause (ii) hereof.

    (f) Preemption by the Company. Notwithstanding the foregoing provisions of this Section 3, at any time any holder of Registrable Securities shall request a Demand Registration pursuant to this Section 3, the Company may elect at that time to effect a firm commitment underwritten primary registration if the Company's Board of Directors believes that such primary registration would be in the best interests of the Company or if the managing underwriters for the requested Demand Registration advise the Company in writing that in their opinion in order to sell the Registrable Securities to be sold the Company should include its own securities. Promptly after receiving a written request for a Demand Registration, the Company shall meet with the managing underwriters, if any, and shall decide whether or not to effect an underwritten primary registration on behalf of the Company. If the Company elects to effect a primary registration after receiving a request for a Demand Registration, (i) the Company shall give prompt written notice (and in any event within 15 days of receiving a written request for a Demand Registration) to all holders of Registrable Securities of its intention to effect such a registration and shall


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afford such holders the right to Piggyback Registrations contained in Section 4 hereof, (ii) such registration shall not count as a Demand Registration for purposes of this Section 3, and (iii) the Company shall have the sole discretion to designate the managing underwriter or underwriters to be used in connection with such registration.

4.  Piggy-Back Registration.

    If the Company at any time or from time to time subsequent to the date of this Agreement proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders (other than pursuant to (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, (ii) a registration relating solely to a Commission Rule 145 offering, or (iii) a registration on any form that does not permit secondary sales), the Company shall:

    (a) give to each holder of a Registrable Security written notice thereof at least 20 days in advance of the filing of any registration statement in respect thereof (which notice will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price, and the plan of distribution);

    (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any holder or holders of Registrable Securities;

    (c) use commercially reasonable efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Registrable Securities requested to be included in the Registration Statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of such Registrable Securities that marketing considerations require a limitation on the number of shares of Common Stock or other Registrable Securities offered pursuant to any Registration Statement subject to this Section, then subject to the advice of said managing underwriter or underwriters as to the size and composition of the offering, the Company will include Common Stock and other Registrable Securities in such registration in accordance with the following priorities: (i) first, if such offering is a secondary offering on behalf of other holders of securities of the Company pursuant to a contractual obligation of the Company to register such securities (i.e., a demand registration right), the securities to be sold for the account of such holders; (ii) second, pro rata among holders of Registrable Securities who hold Registrable Securities that were requested to be included in a registration statement pursuant to Section 3(a) but were not included in such offering pursuant to the terms of Section 3(c), in proportion to the number of shares each such holder requested to be included in the offering but were not included in such offering; (iii) third, Common Stock to be sold for the account of the Company; (iv) fourth, pro rata with respect to all holders of Registrable Securities or other Common Stock of the Company who have requested to be included in the registration pursuant to this Section 4; and (v) pursuant to other, analogous piggy-back registration provisions of other agreements, in proportion to the number of shares each such holder requested to be included in the offering pursuant to their piggy-back rights. The Company will bear all Registration Expenses in connection with a piggy-back registration.


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    Notwithstanding the foregoing, if at any time after giving written notice of its intention to register its equity securities and before the effectiveness of the Registration Statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to each holder of Registrable Securities (A) in the case of a determination not to effect registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration or (B) in the case of a determination to delay registration, delay the registration of such Registrable Securities for the same period as the delay in the registration of such other equity securities.

    Holders of Registrable Securities may exercise piggy-back registration rights under this Section 4 at any time or from time to time, so long as such holders continue to hold Registrable Securities.

5.  Hold-Back Agreements

    (a) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities agrees not to effect any public sale or distribution of securities of the Company of the same class as the securities included in a Registration Statement, including a sale pursuant to Rule 144 under the Securities Act, during the 7-day period prior to, and during the period (up to 180 days) following, the effective date of such Registration Statement for each underwritten offering made pursuant to such Registration Statement, to the extent requested in writing by the managing underwriters (except as part of such underwritten registration, if permitted); provided, however, that the hold-back period shall not be longer than the hold-back period agreed to in writing by the Company's executive officers and directors.

    (b) Restrictions on Public Sale by the Company and Others. The Company agrees:

        (1) not to effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 7-day period prior to, and during the period (up to 180 days) following, the effective date of the Registration Statement for each underwritten offering made pursuant to a Registration Statement filed under
Section 3 hereof, to the extent requested in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms), and

        (2) to endeavor to cause each holder of its privately placed equity securities issued by the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution, including a sale pursuant to Rule 144 under the Securities Act, of any such securities during the period set forth in clause (1) above, to the extent requested in writing by the managing underwriters (except as part of such underwritten registration, if permitted). The Company shall not be obligated to incur any costs or expenses in connection with its obligations under this Section 5(b)(2).


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6.  Registration Procedures

    In connection with the Company's registration obligations pursuant to Sections 3 and 4 hereof, the Company will use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible but in no event later than 30 days after receipt of a request for registration pursuant to the terms of Section 3 or 4:

    (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be made available for prior review and comment by such counsel;

    (b) prepare and file with the SEC a Registration Statement and such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep such Registration Statement continuously effective; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the one-year period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

    (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

        (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

        (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

        (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose,

        (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct,

        (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

        (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material


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fact required to be stated therein or necessary to make the statements therein not misleading;

    (d) use reasonable efforts to prevent the issuance of any stop order or to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable;

    (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a Prospectus supplement or post-effective amendment such necessary information as the managing underwriters or the holders of a majority in number of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

    (f) at the request of any selling holder of Registrable Securities, furnish to such selling holder of Registrable Securities and each managing underwriter, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

    (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

    (h) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

    (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

    (j) use commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other United States federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof and the underwriters, if any, to consummate the disposition of such Registrable Securities;

    (k) if any fact contemplated by paragraph (c)(6) above shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

    (l) use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed, if requested by the holders of a majority in number of such Registrable Securities or by the managing underwriters, if any;

    (m) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable trustee(s) or transfer agent(s) with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depositary Trust Company;

    (n) enter into customary agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

        (1) make such representations and warranties and indemnities to the holders of such Registrable Securities and the underwriters, if any, in form, scope and substance as are customarily made by issuers to underwriters in primary underwritten offerings;

        (2) obtain opinions of counsel to the Company and updates thereof addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings;

        (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings (provided that the Registrable Securities constitute at least 10% of the securities covered by such Registration Statement);

        (4) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

    (o) subject to the execution of confidentiality agreements in form and substance satisfactory to the Company, make available to a representative of the holders of a majority in number of the Registrable Securities being registered pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Company shall reasonably determine; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents (i) is required by court or administrative order; (ii) becomes generally available to the public other than as a result of a disclosure by such Persons; (iii) was available to such Persons on a non-confidential basis prior to its disclosure by the Company, as shown by prior written record, or (iv) becomes available to such Persons on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not known by such Persons to be bound by a confidentiality agreement with or other obligation of secrecy to the Company.

    (p) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such a period is a fiscal year) (1) commencing at the end of any month in which Registrable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

    (q) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

    (r) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document for review and comment to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document.

    The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

    Each holder of Registrable Securities agrees that to avail itself of the rights afforded hereby, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (k) above, such holder will forthwith discontinue disposition of Registrable Securities registered in a Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (k) above, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

    Each holder of Registrable Securities agrees that to avail itself of the rights afforded hereby, such holder shall (i) make such representations and warranties and indemnities to the Company and the underwriters in form, scope and substance as are customarily made by selling shareholders in primary underwritten offerings; (ii) obtain opinions of counsel to such holder and updates thereof (provided that such opinions shall be at the sole expense of the Company) and addressed to the Company and the underwriter covering the matters customarily covered in opinions requested in underwritten offerings; and (iii) deliver such documents and certificates as may be reasonably requested by the Company and the managing underwriters to ensure the Company's compliance with
Section 6(k) above.

    In the event the Company shall give any such notice, the time periods mentioned in Section 6(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 6(k) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

7.  Registration Expenses

    (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless whether a Registration Statement becomes effective, including, without limitation:

        (1) all registration and filing fees (including, without limitation, with respect to filings required to be made with the NASD);

        (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions, as the managing underwriters or holders of Registrable Securities being sold may designate);

        (3) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with The Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

        (4) fees and disbursements of counsel for the Company, for the underwriters and for the selling holders of the Registrable Securities (subject to the provisions of Section 7(b) hereof);

        (5) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of "cold comfort" letters required by or incident to such performance);

        (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company, the underwriters and the selling holders);

        (7) securities acts liability insurance if the Company so desires;

        (8) fees and expenses of other Persons retained by the Company; and

        (9) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD (all such expenses being herein called "Registration Expenses").

    The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

    (b) In connection with each Registration Statement required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of such Registrable Securities being registered pursuant to such Registration Statement; provided such counsel is reasonably acceptable to the Board of Directors of the Company.

8.  Indemnification

    (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities, and, if applicable, its officers, directors, employees and agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages and liabilities, including all actual legal or other expenses reasonably incurred by an Indemnified Holder in connection with investigating or defending against such loss, claim, damage, liability or action, joint or several, to which such Indemnified Holders may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any such untrue statement or omission is based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if the Prospectus would have completely corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

    If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) such Indemnified Holder in its reasonable judgment has separate defenses available or due to actual or potential material differing interests between them (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

    (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities severally agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each other holder of Registrable Securities that participates in such offering to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. Notwithstanding the foregoing, if the Company is an indemnified party, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by a majority in interest based upon the Registrable Securities of the Indemnified parties. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

    The Company and each other holder of Registrable Securities that participates in such offering shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

    (c) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

    The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.  Rule 144.

    The Company covenants that at all times after the effective date of the first registration filed by the Company which involves a sale of securities of the Company to the general public, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

10. Participation in Underwritten Registrations.

    (a) No holder (or its successors or assigns) may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the underwriters and other Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

    (b) In the case of an underwritten offering by the Company of securities, each holder of Registrable Securities shall, with respect to Registrable Securities that such holder then desires to sell pursuant to Section 4, enter into an underwriting agreement with the same underwriters engaged by the Company with respect to securities being offered by the Company and the Company shall cause such underwriters to include in any such underwriting all of the securities that a holder of Registrable Securities then desires to sell; provided, however, that such underwriting agreement is in substantially the same form as the underwriting agreement that the Company enters into in connection with the primary offering it is making, except for such differences in the underwriting agreement as are generally customary to distinguish between an issuer and its selling stockholders.

11. Restrictive Legend.

    Each certificate representing Registrable Securities and Rights exercisable, convertible or exchangeable for Registrable Securities shall, except as otherwise provided in this Section 11 or in Section 12, be stamped or otherwise imprinted with a legend substantially in the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws."

A certificate shall not bear such legend if in the opinion of counsel reasonably satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act.

12. Notice of Proposed Transfer.

    Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in Sections 3 or 4), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a partnership), to one or more members of the transferor (in the case of a transferor that is a limited liability company) or to an affiliated corporation (in the case of a transferor that is a corporation); provided, further, however, that any transferee other than a partner or affiliate of the transferor shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company's counsel to the effect that the transferee is acquiring Registrable Securities for its own account, for investment purposes and without any view to distribution thereof. Each certificate for Registrable Securities transferred as above provided shall bear the legend set forth in Section 11, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 12 shall not apply to securities which are not required to bear the legend prescribed by Section 11 in accordance with the provisions of that Section.

13. Miscellaneous.

    (a) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities; provided, however, that the rights of the DPR Investors, the CapEx Investors, the IWB Investors, the Staples Investors, PPP Investors and the Series A Investors to a Demand Registration may not be amended or modified and a waiver or consent to the departure from the applicable provisions relating thereto may not be given unless the Company has obtained the written consent of the holders of at least a majority of the outstanding Registrable Securities held by the DPR Investors, the CapEx Investors, the IWB Investors, Staples Investors, PPP Investors or the Series A Investors, as the case may be; provided, further, that no such amendment shall unfairly discriminate against any particular holder of Registrable Securities relative to the other holders thereof. Any action taken under this Section unless as specifically provided herein, shall bind all holders of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Registrable Securities being sold.

    (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

        (1) if to a holder of Registrable Securities initially at its address set forth on the signature page hereof and thereafter at such other address, notice of which is given by such holder to the Company in accordance with the provisions of this Section 13(c); and

        (2) if to the Company, initially at its address set forth on the signature page hereof and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 13(c), with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York, Attention: David S. Schaefer, Esq.

    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered during regular business hours on a business day (otherwise, on the next business day); when received if deposited in the mail, postage prepaid, if mailed; when receipt of confirmation of delivery occurs, if telecopied during regular business hours on a business day (otherwise, on the next business day); and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

    (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent holders of Registrable Securities.

    (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

    (h) Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

    (i) Entire Agreement. This Agreement, including any exhibits hereto and the documents and instruments referred to herein and therein, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    (j) Termination as to Stockholders. If a Stockholder ceases to hold any Registrable Securities, such Stockholder shall cease to be a party to this Agreement, but (i) this Agreement shall continue in full force and effect and continue to be binding on the Company and the other Stockholders and (ii) the rights and obligations under Sections 3, 4 and 8 of such former Stockholder, each Person (if any) who controls such former Stockholder within the meaning of the Securities Act and each of their respective affiliates, partners, directors, officers, employees and agents of the foregoing with respect to any Demand Registration or piggyback registration in which such former Stockholder was a selling stockholder shall survive.

    (k) Certain Mergers and Other Events. If the Company proposes to consummate any consolidation, merger, binding share exchange or reorganization to which the Company is a party and in which the Company is not the continuing corporation or any sale, conveyance, transfer or lease to another entity of the properties and assets of the Company as an entirety or substantially as an entirety and if, as a result of or in connection with such transaction, the Stockholders would receive or would be entitled to receive, in exchange for or otherwise with respect to the Registrable Securities held by them, any common stock, other capital stock or other securities of the successor or acquiring corporation or any affiliate thereof or any Rights for any such common stock, capital stock or other securities, then the Company shall not consummate such transaction unless the successor or acquiring entity (as the case may be) shall, in a manner reasonably satisfactory to the holders of a majority of the Registrable Securities, grant to the Stockholders registration rights with respect to such common stock, other capital stock or other securities which shall be no less favorable to the Stockholders than the provisions of this Agreement. In the event of (i) any reclassification, reorganization or change of the outstanding shares of Common Stock or other capital stock of the Company, (ii) any consolidation, merger, binding share exchange or reorganization to which the Company is party (other than a consolidation, merger, share exchange or reorganization in which the Company is the continuing corporation and which does not result in any reclassification of or change in the Common Stock) or (iii) any other event of any kind occurs which results in a change in the securities constituting or included in the Common Stock immediately before such event, then the Stockholders shall be entitled to registration rights with respect to such all securities issued or issuable to them by reason thereof which are comparable in all material respects to those provided for herein with respect to Registrable Securities. In the event any dispute relating to this Section 13(k) shall arise, then such dispute shall promptly thereafter be submitted for resolution by an independent law firm of recognized national standing selected by the Company and reasonably acceptable to the holders of a majority of the Registrable Securities, whose decision (with the advice of an independent investment banking firm of recognized national standing selected by such law firm, if such law firm believes it advisable to seek such advice) shall be final and conclusive. The fees and expenses of such law firm (and of any such investment banking firm) shall be paid by the Company.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                           REGISTER.COM INC.


                                           By:__________________________________
                                              Name:
                                              Title:
                                              575 Eighth Avenue
                                              11th Floor
                                              New York, NY  10018
                                              Facsimile: (212) 627-6477

                                           Stockholders:


                                           _____________________________________
                                           Dan B. Levine
                                           P.O. Box 292
                                           Old Westbury, NY 11564
                                           Facsimile: (516) 626-7869

                                           _____________________________________
                                           Peter A. Forman
                                           201 Water Street
                                           Brooklyn, NY  11201
                                           Facsimile: (718) 596-3959

                                           _____________________________________
                                           Richard D. Forman
                                           c/o Register.com Inc.
                                           575 Eighth Avenue
                                           11th Floor
                                           New York, NY  10018
                                           Facsimile: (212) 627-6477

                                           CAPITAL EXPRESS, L.L.C.


                                           By:__________________________________
                                              Name: Niles H Cohen
                                              Title: Managing Member
                                              100 Plaza Drive
                                              Secaucus, NJ 07094
                                              Facsimile: (201) 583-3634

                                           INTERNET WEB BUILDERS, LLC


                                           By:__________________________________
                                              Name: Zachary Prensky
                                              Title: Managing Member
                                              372 Central Park West
                                              New York, NY 10025
                                              Facsimile: (212) 280-4035

                                           PALISADE PRIVATE PARTNERSHIP, L.P.


                                           By:__________________________________
                                              Name:
                                              Title:
                                              One Bridge Plaza
                                              Fort Lee, NJ 07024
                                              Facsimile: (201) 585-9798

                                           STAPLES, INC.


                                           By:__________________________________
                                              Name:
                                              Title:
                                              500 Staples Drive
                                              Framingham, MA 01702
                                              Facsimile: (508) 370-7805

                                           SANDLER CAPITAL IV PARTNERS, L.P.


                                           By: Sandler Investment Partners,
                                           L.P., a General Partner
                                           By: Sandler Capital Management,
                                           a General Partner
                                           By: MJDM Corp., a General Partner

                                           By:__________________________________
                                              Edward Grinacoff
                                              President
                                              767 Fifth Avenue
                                              45th Floor
                                              New York, NY  10153
                                              Facsimile: (212) 826-0280

                                           SANDLER CAPITAL IV FTE PARTNERS, L.P.


                                           By: Sandler Investment Partners,
                                           L.P., a General Partner
                                           By: Sandler Capital Management,
                                           a General Partner
                                           By: MJDM Corp., a General Partner

                                           By:__________________________________
                                              Edward Grinacoff
                                              President
                                              767 Fifth Avenue
                                              45th Floor
                                              New York, NY  10153
                                              Facsimile: (212) 826-0280

                                           SANDLER CAPITAL MANAGEMENT


                                           By: MJDM Corp., a General Partner

                                           By:__________________________________
                                              Edward Grinacoff
                                              President
                                              767 Fifth Avenue
                                              45th Floor
                                              New York, NY  10153
                                              Facsimile: (212) 826-0280

                                           BESSEMER VENTURE PARTNERS IV L.P.


                                           By: Deer IV & Co. LLC,
                                           General Partner

                                           By:__________________________________
                                              Robert H. Buescher
                                              Manager
                                              1400 Old Country Road
                                              Suite 407
                                              Westbury, NY  11590
                                              Facsimile: (516) 997-2371

                                           BESSEC VENTURES IV L.P.


                                           By: Deer IV & Co. LLC,
                                           General Partner



                                           By:__________________________________
                                              Robert H. Buescher
                                              Manager
                                              630 Fifth Avenue
                                              37th Floor
                                              New York, NY  10111
                                              Facsimile: (212) 265-5826

                                           HIKARI TSUSHIN INC.


                                           By:__________________________________
                                              Name:
                                              Title:
                                              3333 Bowers Avenue
                                              Suite 239
                                              Santa Clara, CA 95054
                                              Facsimile: (408) 844-7969

                                           CONCENTRIC NETWORK CORPORATION


                                           By:__________________________________
                                              Name:
                                              Title:
                                              1400 Parkmoor Avenue
                                              San Jose, CA 95126
                                              Facsimile: (408) 817-2810

                                           BAYVIEW INVESTORS LTD.


                                           By:__________________________________
                                              Name:
                                              Title:
                                              555 California Street, 2600
                                              San Francisco, CA 94104
                                              Facsimile: (415) 676-2977